EXHIBIT 99.1


        Certification Pursuant to Section 906 of the Sarbanes-Oxley Act


May 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report") accompanying this certification.

     A. W. Bergeron, the President and Michael Romaniw, the Chief Financial Officer of AES Red Oak, L.L.C., each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Red Oak, L.L.C.


                                             /s/ A.W. Bergeron
                                             ----------------------------------
                                             Name: A.W. Bergeron
                                             President



                                             /s/ Michael Romaniw
                                             ----------------------------------
                                             Name: Michael Romaniw
                                             Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to AES Red Oak, L.L.C. and will be retained by AES Red Oak, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.